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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of The
                         Securities Exchange Act of 1934


                     Telecommunications Income Fund XI, L.P.
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             (Exact name of Registrant as specified in its charter)

                Iowa                                          39-1904041
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(State of Incorporation or organization)                    (IRS Employer
                                                        Identification Number)

100 Second Street, S.E., Cedar Rapids, Iowa                      52401
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 (Address of principal executive offices)                     (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                       Name of each exchange on which
to be so registered                       each class is to be registered

          none                                     none
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If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities to be registered pursuant to Section 12(g) of the Act:

                   Limited Partnership Interests (the "Units")
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                                (Title of Class)

This document consists of a total of 4 pages.

The exhibit index is located on page 4.

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Item 1.   Description of Registrant's Securities to be Registered.
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     The Securities are limited partnership interests of the registrant. For additional information concerning rights to allocations and distributions, voting rights, liquidation rights, restrictions on transfer and other rights and the characteristics associated with the ownership of Units, see the following sections of the registrant's "Prospectus" which are incorporated herein by reference: "Summary of the Limited Partnership Agreement" and "Cash Distributions and Redemptions." The registrant's "Prospectus" means the prospectus filed with the Commission on December 19, 1997, in Amendment No. 2 to the registrant's Registration Statement on Form S-1, Registration No. 333-35557.

Item 2.   Exhibits.
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       1. The form of Certificate Representing Limited Partnership
          Interests in the registrant was filed as Exhibit 4.1 to the registrant's Registration Statement on Form S-1, Registration No. 333-35557, which was filed with the Commission on September 12, 1997, and is incorporated herein by reference.

       2. The registrant's Amended and Restated Agreement of Limited Partnership was filed as Exhibit A to the registrant's Prospectus and is incorporated herein by reference. The registrant's Prospectus, as contained in Amendment No. 2 to the registrant's Registration Statement on Form S-1, Registration No. 333- 35557, which was filed with the Commission on December 19, 1997, is incorporated herein by reference.


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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: March 16, 1999.               TELECOMMUNICATIONS INCOME FUND XI, L.P.


                                     By: BERTHEL FISHER & COMPANY LEASING, INC.


                                         BY:  /s/ Thomas J. Berthel
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                                                  THOMAS J. BERTHEL, Chief
                                                     Operating Officer

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                                  EXHIBIT INDEX
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Exhibit          Description                                          Page No.
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   1             Specimen Certificate for Limited
                 Partnership Units*

   2             Amended and Restated Agreement of
                 Limited Partnership*


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* Incorporated by reference



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